UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Maxwell Roberts Building
1 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 295-8201

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On December 1, 2006, Aspen Insurance Holdings Limited, a Bermudian holding company (the ‘‘Company’’) entered into an agreement with two of its founding shareholders, The Blackstone Group and CSFB Private Equity and their respective affiliates, to repurchase a total of 5,899,770 ordinary shares at a price per share of $26.50 which represented a discount of 1.67% to the closing price of the Company’s shares on November 30, 2006 of $26.95. The total purchase price is $156,343,905. The purchase price will be funded with the proceeds of the sale of the Company’s 7.401% perpetual non-cumulative preference shares, which closed on November 15, 2006. The ordinary shares will be retired once purchased. The Company expects to close the transaction on December 6, 2006.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed as part of this report:

10.1	Share Purchase Agreement dated December 1, 2006, among the Company, MBP IIII Plan Investors, L.P., Millennium Partners II, L.P., DLJ MB Partners III GmbH & Co. KG, DLJ Offshore Partners III-2, C.V., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III C.V. and DLJMB Overseas Partners III, C.V.

10.2	Share Purchase Agreement dated December 1, 2006, among the Company, BCP Excalibur Holdco (Cayman) Limited, BFIP Excalibur Holdco (Cayman) Limited, BGE Excalibur Holdco (Cayman) Limited and BOCP Excalibur Holdco (Cayman) Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED
(Registrant)
Dated: December 6, 2006	By:	/s/ Julian Cusack
Name: Julian Cusack
Title: Chief Financial Officer